--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 1999
                                  ---------------------------------------------

                              E*TRADE Group, Inc.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

             Delaware                    1-11921                    94-2844166
-----------------------------------------------------------------------------------
   (State or other jurisdiction        (Commission                 (IRS Employer
        of incorporation)              File Number)             Identification No.)

4500 Bohannon Drive, Menlo Park, C_____________________________________94025  A
--------------------------------------------------------------------------------
(Address of principal executive offices)_________________________(Zip Code)

Registrant's telephone number, including area code: (650) 331-6000
--------------------------------------------------------------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 2 ACQUISITION OR DISPOSITION OF ASSETS

   This Form 8-K/A amends the Current Report on Form 8-K filed on July 13, 1999 to incorporate Item 7(a), the Financial Statements of Business Acquired and
Item 7(b), the Pro Forma Financial Information.

   On July 12, 1999, E*TRADE Group, Inc. ("E*TRADE") entered into an agreement with TIR (Holdings) Limited, a Cayman Islands company ("TIR"), pursuant to which E*TRADE has agreed to acquire all of the outstanding ordinary shares of TIR in exchange for an aggregate of approximately $122,372,500 of E*TRADE common stock and TIR will become a wholly owned subsidiary of E*TRADE. The amount of such consideration was determined based on arm's-length negotiations between E*TRADE and TIR. The purpose of the acquisition is to build E*TRADE's infrastructure by providing the first global cross-border trading network for online investors and making trading in foreign securities accessible to retail, corporate and institutional investors alike. The acquisition is subject to the satisfaction of certain conditions and is intended to be accounted for as a pooling of interests.

Item 7 FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

      (a) Financial Statements of Business Acquired.

      (1) TIR (Holdings) Limited Independent Auditors' Report

      (2) TIR (Holdings) Limited Consolidated Statements of Financial Condition At April 30, 1999 and 1998

      (3) TIR (Holdings) Limited Consolidated Statements of Income For the Years Ended April 30, 1999, 1998 and 1997

      (4) TIR (Holdings) Limited Consolidated Statements of Comprehensive Income For the Years Ended April 30, 1999, 1998 and 1997

      (5) TIR (Holdings) Limited Consolidated Statements of Changes in Stockholders' Equity For the Years Ended April 30, 1999, 1998 and 1997

      (6) TIR (Holdings) Limited Consolidated Statements of Cash Flows For the Years Ended April 30, 1999, 1998 and 1997

      (7) TIR (Holdings) Limited Notes to Consolidated Financial
          Statements

      (b) Pro Forma Financial Information.

      (1) Pro Forma Combined Balance Sheets as of June 30, 1999
          (unaudited)

      (2) Pro Forma Combined Statements of Operations for the nine-month periods ended June 30, 1999 and 1998 (unaudited)

      (3) Pro Forma Combined Statements of Operations for the year ended September 30, 1998 (unaudited)

      (c) Exhibits.

          The following documents are filed as exhibits to this Report:

      23.1 Consent of PricewaterhouseCoopers, Independent Auditors

      99.1 Press Release, dated July 13, 1999, issued by E*TRADE Group,
           Inc. announcing the agreement to acquire TIR (Holdings)
           Limited.*
--------
* Filed as part of the Registrant's Current Report on Form 8-K dated July 13, 1999, filed July 28, 1999, and incorporated herein by reference.

                             TIR (HOLDINGS) LIMITED

                       CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE YEARS ENDED APRIL 30, 1999, 1998 and 1997

                                CONTENTS                                   PAGE
                                --------                                   ----
Independent Auditors' Report.............................................    4

Consolidated Financial Statements:

Consolidated Statements of Financial Condition as of April 30, 1999 and
 1998....................................................................    5

Consolidated Statements of Income For the Years Ended April 30, 1999,
 1998 and 1997...........................................................    6

Consolidated Statements of Comprehensive Income For the Years Ended April
 30, 1999, 1998 and 1997.................................................    7

Consolidated Statements of Changes in Stockholders' Equity For the Years
 Ended April 30, 1999, 1998 and 1997.....................................    8

Consolidated Statements of Cash Flows For the Years Ended April 30, 1999,
 1998 and 1997...........................................................   11

Notes to Consolidated Financial Statements...............................   13

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of TIR (Holdings) Limited

   In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of income, of comprehensive income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of TIR (Holdings) Limited and its subsidiary companies (the "Company") at April 30, 1999 and 1998 and the results of their operations and their cash flows for each of the three years ended April 30, 1999, 1998 and 1997 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers
Certified Public Accountants

Hong Kong, July 23, 1999

                             TIR (HOLDINGS) LIMITED
                 Consolidated Statements of Financial Condition
                           at April 30, 1999 and 1998

                                                          1999        1998
                                                      ------------ -----------
                                                          US$          US$
                       ASSETS
Cash and cash equivalents............................ $ 35,301,977 $31,237,017
Receivables from correspondent brokers and dealers...   44,535,984  20,765,167
Receivables from clients.............................   28,101,093   9,369,776
Deferred research/services expense...................    5,571,829   5,266,881
Loans to directors...................................    3,000,000   3,000,000
Other receivables, deposits and prepayments..........    6,347,977   4,285,894
Equipment, furniture and leasehold improvements, net
 of accumulated depreciation and amortization........    2,086,142   1,730,818
Goodwill (net of accumulated amortisation of $20,000
 at April 30, 1999)..................................      280,000          --
Exchange memberships, at cost........................      565,151     270,396
Investment in a listed mutual fund...................    1,004,000          --
Unlisted investments.................................      202,748     110,715
Joint venture........................................      896,426     521,336
                                                      ------------ -----------
    Total assets..................................... $127,893,327 $76,558,000
                                                      ============ ===========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accrued research/services payable.................. $ 11,211,413 $10,671,670
  Payables to brokers and dealers....................   32,884,682   9,313,748
  Payables to clients................................   35,255,468  12,566,362
  Accounts payable and accruals......................    7,696,534   8,553,370
  Taxation...........................................    1,832,751     919,587
  Obligation under capital leases....................       68,569      46,508
  Bank overdraft.....................................      520,666     846,116
  Loans from directors...............................    3,000,000   3,000,000
  Loan from a shareholder............................    3,000,000   3,000,000
                                                      ------------ -----------
    Total liabilities................................   95,470,083  48,917,361
                                                      ------------ -----------
Mandatorily redeemable preference shares.............    3,000,000   3,000,000
                                                      ------------ -----------
Stockholders' Equity:
  Common stock $0.01 par value per share; voting--
   authorized: 89,500,000 shares in 1999 and 1998;
   issued: 12,733,065 shares in 1999 and 12,201,602
   shares in 1998....................................      127,331     122,016
  Share Premium......................................    4,158,390   3,159,724
  Stock compensation reserve.........................    1,210,922   1,691,260
  Accumulated other comprehensive income.............      231,208     486,510
  Retained earnings..................................   23,695,393  19,181,129
                                                      ------------ -----------
    Total stockholders' equity.......................   29,423,244  24,640,639
                                                      ------------ -----------
      Total liabilities and stockholders' equity..... $127,893,327 $76,558,000
                                                      ============ ===========

    The accompanying notes to these consolidated financial statements are an integral part hereof.

                             TIR (HOLDINGS) LIMITED
                       Consolidated Statements of Income
               For the Years Ended April 30, 1999, 1998 and 1997

                                            1999         1998         1997
                                        ------------  -----------  -----------
                                            US$           US$          US$
Operating revenues:
  Gross commissions.................... $100,446,825  $87,134,071  $71,381,111
  Realised (loss)/gain arising from
   forward exchange and option
   contracts...........................     (285,996)    (319,996)     773,779
  Unrealised gain arising from forward
   exchange and option contracts.......      102,013      151,845    1,012,307
  Others...............................    1,536,651      857,003      506,967
                                        ------------  -----------  -----------
    Total operating revenues...........  101,799,493   87,822,923   73,674,164
                                        ------------  -----------  -----------
Operating expenses:
  Independent research and services.... $ 48,960,963  $38,505,669  $31,439,692
  Employee compensation--cash based....   18,845,798   16,279,393   11,843,194
--stock based..........................      586,201    1,458,292      818,923
  Clearing, floor brokerage and
   exchange charges....................   16,874,312   16,479,047   16,352,464
  Travel and marketing.................    2,642,497    1,673,782    1,340,672
  Communication and market
   information.........................    2,524,754    2,074,849    1,726,281
  Professional fees....................    2,431,283    2,351,212    2,236,026
  Occupancy and equipment..............    1,341,016    1,141,416    1,090,622
  Other................................    1,214,626      883,288    1,467,787
  Depreciation--owned assets...........      706,652      601,408      629,713
--leased assets........................       10,847       19,723       35,803
  Exchange loss........................      259,926    1,447,774      173,631
  Equity in loss of joint venture......      258,314      352,163       17,088
  Amortisation of goodwill.............       20,000           --           --
                                        ------------  -----------  -----------
    Total operating expenses...........   96,677,189   83,268,016   69,171,896
                                        ------------  -----------  -----------
Operating income.......................    5,122,304    4,554,907    4,502,268
                                        ------------  -----------  -----------
Interest and other investment income...    1,537,811    1,198,668      987,185
Interest expense--to shareholder.......     (243,333)    (234,667)    (140,000)
--to others............................     (228,823)    (289,854)    (255,650)
                                        ------------  -----------  -----------
    Other income (expense)--net........    1,065,655      674,147      591,535
                                        ------------  -----------  -----------
Income before income taxes.............    6,187,959    5,229,054    5,093,803
Provision for income taxes.............   (1,433,695)    (967,432)    (485,522)
                                        ------------  -----------  -----------
Net income.............................    4,754,264    4,261,622    4,608,281
  Preferred stock dividends............     (240,000)    (240,000)    (240,000)
                                        ------------  -----------  -----------
Income applicable to common stock...... $  4,514,264  $ 4,021,622  $ 4,368,281
                                        ============  ===========  ===========
Income per share:
  Basic................................ $       0.36  $      0.33  $      0.35
                                        ============  ===========  ===========
  Diluted.............................. $       0.34  $      0.31  $      0.34
                                        ============  ===========  ===========
Shares used in income per share
 computation:
  Basic................................   12,704,697   12,308,961   12,510,514
                                        ============  ===========  ===========
  Diluted..............................   13,089,998   12,885,728   12,987,236
                                        ============  ===========  ===========

    The accompanying notes to these consolidated financial statements are an integral part hereof.

                             TIR (HOLDINGS) LIMITED
                Consolidated Statements of Comprehensive Income
               For the Years Ended April 30, 1999, 1998 and 1997

                                                  1999        1998        1997
                                               ----------  ----------  ----------
                                                  US$         US$         US$
Net income.................................... $4,754,264  $4,261,622  $4,608,281
Other comprehensive (loss)/income:

  Foreign currency translation adjustment.....   (255,302)    (21,041)     56,817
                                               ----------  ----------  ----------
Comprehensive income.......................... $4,498,962  $4,240,581  $4,665,098
                                               ==========  ==========  ==========




    The accompanying notes to these consolidated financial statements are an integral part hereof.

                            TIR (HOLDINGS) LIMITED
          Consolidated Statements of Changes in Stockholders' Equity
               For the Years Ended April 30, 1999, 1998 and 1997

                            Common                                                     Accumulated
                            stocks                             Stock                      other
                          Number of    Common     Share     compensation  Retained    comprehensive
                            shares     stocks    premium      reserve     earnings    income/(loss)   Total
                          ----------  --------  ----------  ------------ -----------  ------------- ----------
                                        US$        US$          US$          US$           US$         US$
Balance, May 1, 1996....  12,394,200  $123,942  $3,732,077   $1,572,813  $10,791,226    $450,734    16,670,792
Net income..............          --        --          --           --    4,608,281          --     4,608,281
Repurchase of stock
options.................          --        --          --      (98,937)          --          --       (98,937)
Issuance of common
stocks to directors
--Allotment of shares
(Note a)................      63,350       633     110,296           --           --          --       110,929
Issuance of common
stocks to non-employee
shareholders
--Exercise of options
(Note b)................      20,000       200          --         (200)          --          --            --
--Allotment of shares
(Note c)................      37,653       377      68,805           --           --          --        69,182
Issuance of common
stocks to employees
--Allotment of shares
(Note a)................     335,503     3,355   1,011,270   (1,194,644)          --          --      (180,019)
Repurchase of common
stocks from employees
(Note a)................    (111,636)   (1,116)   (277,719)          --           --          --      (278,835)
Repurchase of common
stocks from non-employee
shareholders (Note c)...    (244,242)   (2,443)   (785,400)          --           --          --      (787,843)
Reserve arising on
granting common stocks
and options to employees
but not yet allotted and
exercised respectively..          --        --          --      818,923           --          --       818,923
Dividend paid on
mandatorily redeemable
preference shares.......          --        --          --           --     (240,000)         --      (240,000)
Foreign currency
translation adjustment..          --        --          --           --           --      56,817        56,817
                          ----------  --------  ----------   ----------  -----------    --------    ----------
Balance, April 30,
1997....................  12,494,828   124,948   3,859,329    1,097,955   15,159,507     507,551    20,749,290
Net income..............          --        --          --           --    4,261,622          --     4,261,622
Repurchase of stock
options.................          --        --          --     (117,401)          --          --      (117,401)
Issuance of common
stocks to directors
--Allotment of shares
(Note a)................      15,690       157      39,301           --           --          --        39,458
Issuance of common
stocks to non-employee
shareholders
--Exercise of options
(Note b)................      12,000       120      15,480           --           --          --        15,600
--Allotment of shares
(Note c)................       3,806        38      10,770           --           --          --        10,808
Issuance of common
stocks to employees
--Allotment of shares
(Note a)................     214,529     2,145     705,983     (747,586)          --          --       (39,458)
Repurchase of common
stocks from employees
(Note a)................    (345,750)   (3,457) (1,120,421)          --           --          --    (1,123,878)
Repurchase of common
stocks from non-employee
shareholders (Note c)...    (193,501)   (1,935)   (350,718)          --           --          --      (352,653)
Reserve arising on
granting common stocks
and options to employees
but not yet allotted and
exercised respectively..          --        --          --    1,458,292           --          --     1,458,292
Dividend paid on
mandatorily redeemable
preference shares.......          --        --          --           --     (240,000)         --      (240,000)
Foreign currency
translation adjustment..          --        --          --           --           --     (21,041)      (21,041)
                          ----------  --------  ----------   ----------  -----------    --------    ----------
Balance, April 30,
1998....................  12,201,602   122,016   3,159,724    1,691,260   19,181,129     486,510    24,640,639

                            TIR (HOLDINGS) LIMITED
          Consolidated Statements of Changes in Stockholders' Equity
         For the Years Ended April 30, 1999, 1998 and 1997 (continued)

                            Common                                                     Accumulated
                            stocks                             Stock                      other
                          Number of    Common     Share     compensation  Retained    comprehensive
                            shares     stocks    premium      reserve     earnings    income/(loss)    Total
                          ----------  --------  ----------  ------------ -----------  ------------- -----------
                                        US$        US$          US$          US$           US$          US$
Balance, April 30,
1998....................  12,201,602   122,016   3,159,724    1,691,260   19,181,129     486,510     24,640,639
 (brought forward from
 previous page)
Net income..............          --        --          --           --    4,754,264          --      4,754,264
Repurchase of stock
options.................          --        --          --      (66,363)          --          --        (66,363)
Issuance of common
stocks to directors
--Exercise of options
(Note b)................     345,810     3,458     435,669      (26,640)          --          --        412,487
Issuance of common
stocks to non-employee
shareholders
--Exercise of options
(Note b)................      25,710       257      44,736           --           --          --         44,993
--Allotment of shares
(Note c)................      67,808       678          --           --           --          --            678
Issuance of common
stocks to employees
--Exercise of options
(Note b)................      55,150       552     219,198     (154,030)          --          --         65,720
--Allotment of shares
(Note a)................     223,354     2,234     834,148     (819,506)          --          --         16,876
Repurchase of common
stocks from employees
(Note a)................     (61,507)     (615)   (277,685)          --           --          --       (278,300)
Repurchase of common
stocks from non-employee
shareholders (Note c)...    (124,862)   (1,249)   (257,400)          --           --          --       (258,649)
Reserve arising on
granting common stocks
and options to employees
but not yet allotted and
exercised respectively..          --        --          --      586,201           --          --        586,201
Dividend paid on
mandatorily redeemable
preference shares.......          --        --          --           --     (240,000)         --       (240,000)
Foreign currency
translation adjustment..          --        --          --           --           --    (255,302)      (255,302)
                          ----------  --------  ----------   ----------  -----------    --------    -----------
Balance, April 30, 1999   12,733,065  $127,331  $4,158,390   $1,210,922  $23,695,393    $231,208    $29,423,244
                          ==========  ========  ==========   ==========  ===========    ========    ===========

                            TIR (HOLDINGS) LIMITED
          Consolidated Statements of Changes in Stockholders' Equity
         For the Years Ended April 30, 1999, 1998 and 1997 (continued)

Note:

(a) During the period from May 1, 1996 to April 30, 1999, the Company has issued shares to and repurchased shares from employees and directors. Details of the stock purchase plan are contained in Note 16.

(b) During the period from May 1, 1996 to April 30, 1999, various parties have exercised their options to acquire shares in the Company. Details of these options are contained in Note 17.

(c) In accordance with the Agreement for the Subscription of Shares in TIR (Holdings) Limited dated October 31, 1995, the Company has issued shares to and repurchased shares from a non-employee shareholder to maintain their shareholding at 4.9% of the issued common stocks of the Company.

   To meet the regulatory requirements of a subsidiary, the Company has repurchased shares from a non-employee shareholder to bring their shareholding below 10% of the issued common stocks of the Company. The Company has agreed to reissue any shares so repurchased to that non-employee shareholder at the repurchase price provided that the 10% threshold is not breached.




   The accompanying notes to these consolidated financial statements are an integral part hereof.

                             TIR (HOLDINGS) LIMITED
                     Consolidated Statements of Cash Flows
               For the Years Ended April 30, 1999, 1998 and 1997

                                            1999          1998         1997
                                        ------------  ------------  -----------
                                            US$           US$           US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................  $  4,754,264  $  4,261,622  $ 4,608,281
Adjustments to reconcile net income to
 net cash
  provided by/(used in) operating
   activities:
  Depreciation and amortization.......       737,499       621,131      665,516
  Loss on disposal of fixed assets....         8,368           505        9,603
  Foreign currency translation
   adjustment.........................      (257,388)       28,524       39,106
  Issuance of stock compensation......       586,201     1,458,292      818,923
  Equity in loss of joint venture.....       258,314       352,163       17,088
  Changes in assets and liabilities:
    Receivables from correspondent
     brokers and dealers..............   (23,770,817)   14,536,936   (1,521,479)
    Receivables from clients..........   (18,731,317)    6,134,748     (168,800)
    Payables to clients...............    22,689,106    (3,153,890)  (6,209,658)
    Payables to brokers and dealers...    23,570,934   (12,255,665)     760,866
    Deferred research/services
     expense..........................      (304,948)    1,861,482   (2,376,694)
    Other receivables, deposits and
     prepayments......................    (2,062,083)      767,283   (2,637,922)
    Accrued research/services
     payable..........................       539,743     3,273,541   (1,443,732)
    Taxation..........................       913,164       711,352       98,027
    Accounts payable and accruals.....      (856,836)   (6,333,543)   7,203,533
                                        ------------  ------------  -----------
Net cash provided by/(used in)
 operations...........................     8,074,204    12,264,481     (137,342)
                                        ------------  ------------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in joint venture.........      (633,404)     (556,251)    (334,336)
  Receivables from directors..........            --            --   (3,000,000)
  Investment in securities............    (1,096,033)           --           --
  Purchase of subsidiary (net of cash
   acquired)..........................      (300,000)           --           --
  Acquisition of exchange seat........      (293,720)      (32,192)    (218,341)
  Purchase of equipment, furniture and
   leasehold improvements.............    (1,097,583)     (822,199)    (746,063)
  Sales proceeds on disposals of
   equipment..........................        17,443            --        1,529
                                        ------------  ------------  -----------
Net cash used in investing
 activities...........................    (3,403,297)   (1,410,642)  (4,297,211)
                                        ------------  ------------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid......................      (240,000)     (240,000)    (240,368)
  Loan from a shareholder.............            --            --    3,000,000
  Addition/(repayment) of obligations
   under capital leases...............        22,061       (12,094)     (24,143)
  Issuance of share capital...........       540,754        26,408           92
  Repurchase of share capital.........      (536,949)   (1,476,531)  (1,066,678)
  Repurchase of stock options.........       (66,363)     (117,401)     (98,937)
  Bank overdrafts.....................      (325,450)      846,039      (10,427)
                                        ------------  ------------  -----------
Net cash (used in)/provided by
 financing activities.................      (605,947)     (973,579)   1,559,539
                                        ------------  ------------  -----------
Net increase/(decrease) in cash and
 cash equivalents.....................     4,064,960     9,880,260   (2,875,014)
Cash and cash equivalents at the
 beginning of year....................    31,237,017    21,356,757   24,231,771
                                        ------------  ------------  -----------
Cash and cash equivalents at the end
 of year..............................  $ 35,301,977  $ 31,237,017  $21,356,757
                                        ============  ============  ===========
Supplemental disclosure of cash flow
 information:
  Interest paid--to shareholder.......  $    243,333  $    234,667  $   140,000
--to others...........................  $    228,823  $    289,854  $   255,650
  Taxes paid..........................  $    514,108  $    256,080  $   387,495

                             TIR (HOLDINGS) LIMITED
                     Consolidated Statements of Cash Flows
         For the Years Ended April 30, 1999, 1998 and 1997 (continued)

Acquisition of subsidiary

   On May 1, 1998, Marquette Securities, Inc. ("Marquette") made a US$313,422 distribution to its former stockholder, representing the net assets of Marquette at such date. Concurrent with the distribution, Marquette was acquired by a subsidiary company of the Company for US$300,000. The acquisition was recorded under the purchase method of accounting. The US$300,000 excess of the purchase price over the fair value of the assets and liabilities remaining in Marquette was recorded as a goodwill in these consolidated financial statements.

    The accompanying notes to these consolidated financial statements are an integral part hereof.

                             TIR (HOLDINGS) LIMITED
                   Notes to Consolidated Financial Statements
               For the Years Ended April 30, 1999, 1998 and 1997

1 Nature of operations

   TIR (Holdings) Limited (the Company) was incorporated in 1990 in Cayman Islands with limited liability. Through its wholly-owned subsidiary companies, the Company mainly provides global securities brokerage and other related services to institutional clients. The Company's subsidiary companies also provide consultancy services for investment management in relation to the financial services industry. However, the income earned from these activities is insignificant to the Company.

2 Significant accounting policies

   The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of consolidated revenues and expenses during those periods. Actual results could differ from those estimates.

   The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The following is a summary of significant accounting policies followed by the Company in the preparation of its consolidated financial statements:

     (a)  Principles of consolidation

   The accompanying financial statements include the accounts of the Company and its subsidiary companies. All material intercompany accounts and transactions have been eliminated in consolidation.

     (b)  Revenue recognition

   Securities transactions and the related revenues and expenses are recorded on a trade date basis.

   Independent research and directed brokerage arrangements are accounted for on an accrual basis in accordance with generally accepted accounting principles. Commission revenue is recorded when earned on a trade date basis.

   Research receivables represent amounts paid by the Company to third parties that provide various services to clients of the Company related to research on and information about securities markets, under supply of service contracts between the third parties and the clients. Under an arrangement, each client is expected to place commission generating business with the Company which will generate commission income of an amount equal to a specified multiple applied to the research expenses paid.

   Research expenses paid for a client are amortized to the Statements of Income according to the inverse of the specified multiple applied to commission income earned from that client. In the event that a client is unable to generate sufficient commission to cover the amount of the receivable, the Company expects to recover the outstanding amount in cash.

   Research payables represent liabilities in respect of research services due to clients of the Company.

   Interest income is recognised on a time proportion basis, taking into account the principal amounts outstanding and the interest rates applicable.

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997

2 Significant accounting policies--(continued)


     (c)  Furniture, equipment and leasehold improvements

   Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided to write off the cost of fixed assets over their estimated useful lives using the straight line method, at the following rates per annum:

   Furniture and fixtures...................................................  20%
   Computer and office equipment............................................  20%
   Leasehold improvements...................................................  20%

   Fixed assets held under capital leases are depreciated using the straight line method over the shorter of the respective lease terms and their estimated useful lives.

     (d)  Goodwill

   Goodwill represents the excess of the purchase price of acquired companies over the fair value of the net assets acquired. Goodwill is amortized on a straight-line basis over the estimated 15 year life of the benefits received.

   Annually, the Company reviews and adjusts the carrying value of goodwill if the facts and circumstances suggest goodwill may be impaired. If this review indicates goodwill may not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the carrying value of goodwill will be reduced by the estimated shortfall in cash flows.

   In fiscal year 1999 the Company acquired all of the common stocks of Marquette Securities, Inc. This acquisition would not have had a material effect on the results of operations of the Company for the years ended April 30, 1999 and 1998 had it been acquired at the beginning of fiscal year 1998.

     (e)  Translation of foreign currencies

   The Company's reporting and functional currency is the U.S. dollar. The Company operates in several overseas markets and subsidiary companies or joint venture in these markets have functional currencies other than the U.S. dollar, including pounds sterling, the Hong Kong dollar, the Australian dollar, Japanese yen and Philippine peso.

   Assets and liabilities of subsidiary companies and joint venture with functional currencies other than the U.S. dollar are translated at year-end rates of exchange, and revenues and expenses are translated at average rates of exchange during the year, which approximate actual rates on the transaction dates. The resulting foreign currency translation adjustments are reflected in the Company's Statements of Comprehensive Income and are accumulated in a separate component of stockholders' equity in the Company's Statements of Financial Condition.

     (f)  Cash and cash equivalents

   For purposes of the Statements of Cash Flows, the Company considers money market funds and certificates of deposit with maturities of three months or less when acquired to be cash equivalents.

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997

2 Significant accounting policies--(continued)

     (g)  Income tax

   The Company uses the asset and liability method in providing for income taxes on all transactions that have been recognized in the consolidated financial statements. The asset and liability method requires that deferred taxes be adjusted to reflect the taxes at which future taxable amounts will be settled and realized. The effects of tax rate changes on future deferred tax liabilities and deferred tax assets, as well as other changes in income tax laws, are recognized in net earnings in the period such changes are enacted. Valuation allowances against deferred tax assets are established when it is considered more likely than not that the assets will not be realized.

     (h)  Receivables from and payables to clients, brokers and dealers

   Receivables from and payables to clients represent amounts due on cash securities transactions.

   Receivables from correspondent brokers and dealers represent net commissions earned and other brokerage transactions earned but not yet paid. All receivables from correspondent brokers and dealers are considered fully collectible; therefore, no provision for uncollectibles is required. Payables to brokers and dealers represent amounts due for execution and settlement of clients' transactions.

     (i)  Investments

   Unlisted investments held on a long term basis are stated at cost less provision for diminution where the Company considers that there has been an other than temporary impairment in value.

   Listed investments designated as available-for-sale, are carried at fair value with unrealised gains or losses included as a component of accumulated comprehensive income, net of applicable taxes.

     (j)  Joint venture

   The investment in joint venture is held for the long term and is an investment in which significant influence is exercised in its management. The Company's interest in this entity is accounted for by the equity method.

     (k)  Leases

   Leases are classified as capital leases where the leases substantially transfer all the rewards and risks of ownership to the Company, in accordance with the requirements of Statement of Financial Accounting Standards No.13. Assets held under capital leases are capitalised at their fair value at the date of acquisition. The corresponding lease commitments are shown as obligations under capital leases. The finance costs which represent the difference between the total lease commitments and the fair value of the assets acquired are charged to the Statements of Income using the interest method over the period of the respective leases.

   All other leases are classified as operating leases and the rentals applicable are charged to the Statements of Income on a straight line basis over the lease term.

     (l)  Derivative financial instruments

   Derivative financial instruments, which include foreign exchange forward contracts and foreign currency option contracts, are used in the Company's risk management of foreign currency and risk exposures of its financial assets and liabilities.

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997

2Significant accounting policies--(continued)


   The Company purchases foreign currency option contracts, which, together with the foreign exchange forward contracts, limit exposure to potential losses, resulting from adverse changes in foreign currency exchange rates, on anticipated net cash flows in foreign currencies.

   The forward and option contracts are revalued at fair value and are recorded in other receivables, deposits and prepayments in the Statements of Financial Condition. Net unrealised gain or loss on forward and option contracts is recognised in the Statements of Income.

     (m)  Stocks and stock options issued to employees as compensation

   According to Accounting Principles Board Opinion No.25 ("APB No.25"), the Company recognizes compensation in respect of stock issued to employees and directors as compensation for services rendered based on the estimated fair value of the stock on the grant date. Where stock granted is not allotted until the employee or director has completed a specified period of service a portion of the compensation expense is deferred as a deduction from stockholders' equity and amortized over the vesting period. The estimated fair value of the stock is determined by the executive board on a quarterly basis with reference to the market prices of certain listed companies engaged in similar nature of operations of the Company.

   The Company recognizes compensation expense in respect of options to purchase the Company's stock issued to employees and directors using the intrinsic value method prescribed by APB No.25. Under that method compensation expense is recognized and amortized over the vesting period, based on the difference between the exercise price of the option and the estimated fair value of the Company's stock on the grant date.

   In accordance with the provisions of Statement of Financial Accounting Standards No.123 ("SFAS No.123"), the Company discloses the pro forma effect that recognition of compensation expense based on the fair value of the stock-based awards issued would have on its net income.

     (n)  Recent pronouncements

   Derivative instruments and hedging activities

   In June 1998, the Financial Accounting Standard Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities". This standard, which is effective for fiscal years beginning after June 15, 2000, requires all derivatives to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. The resultant unrealized gain or loss is recognized either in income or comprehensive income, depending on whether the transaction qualifies as a hedge in accordance with the provisions of the standard. Unrealized gains or losses on certain of the Company's hedges of anticipated transactions, which are currently included in income on the basis that they do not qualify for hedge accounting under current accounting standards, may be included in comprehensive income upon implementation of SFAS 133.

3 Cash and cash equivalents

   Bank balances of US$3,500,000 (1998: US$3,500,000) held by the Company have been pledged to the Standard Chartered Bank, Hong Kong branch in respect of banking facilities granted to the Company and its subsidiary companies.

   Bank balances of US$7,200,000 and US$2,146,160 (1998: US$6,835,000 and Nil)
held by Carswell--T.I.R. Limited, a subsidiary of the Company, have been pledged to the Sumitomo Bank, Tokyo branch for banking facilities and S-E-Banken for securities borrowing respectively.

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997

4 Equipment, furniture and leasehold improvements

   Equipment, furniture and leasehold improvements are summarized as follows:

                                                            1999        1998
                                                         ----------  ----------
                                                            US$         US$
   Owned assets
   Computer and office equipment.......................   2,651,242   2,323,985
   Furniture and fixtures..............................     352,994     250,660
   Leasehold improvements..............................     668,125     602,228
                                                         ----------  ----------
   Total...............................................   3,672,361   3,176,873
   Less: Accumulated depreciation......................  (1,643,026) (1,477,869)
                                                         ----------  ----------
                                                          2,029,335   1,699,004
                                                         ----------  ----------
   Leased assets
   Computer and office equipment.......................     116,627     117,107
   Less: Accumulated depreciation......................     (59,820)    (85,293)
                                                         ----------  ----------
                                                             56,807      31,814
                                                         ----------  ----------
   Total...............................................   2,086,142   1,730,818
                                                         ==========  ==========

5 Commitments

     (a)  Obligations under leases

   The Company leases computer and office equipment, under capital lease agreements. In addition, the Company has non-cancellable operating lease agreements (with initial terms in excess of one year). The following is a schedule of future minimum lease payments for capital and non-cancellable operating leases (with initial terms in excess of one year) as of April 30, 1999:

                                                              Capital  Operating
                                                              leases    leases
                                                              -------  ---------
   Year ending April 30:                                        US$       US$
   2000......................................................  17,464  1,424,621
   2001......................................................  17,464  1,165,746
   2002......................................................  17,464    542,147
   2003......................................................  14,720    487,498
   2004......................................................  10,877    489,923
   Thereafter................................................   5,438    466,003
                                                              -------  ---------
   Total minimum lease payments..............................  83,427  4,575,938
                                                                       =========
   Less: amount representing interest........................ (14,858)
                                                              -------
   Present value of minimum lease payments...................  68,569
                                                              =======

   Total rent expense was approximately US$624,486, US$462,673 and US$633,624 for the years ended April 30,1999, 1998 and 1997, respectively.

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997


6 Net capital and reserve requirements

   The Company's brokerage subsidiary companies are subject to various net capital requirements. These are summarised as follows:

     (a) TIR Securities, Inc. is subject to the Uniform Net Capital Rule ("Rule 15c3-1") under the Securities Exchange Act ("SEC") of 1934. This rule requires that TIR Securities, Inc. maintains net capital of the greater of $5,000 or 6.67% of aggregate indebtedness, as defined. Rule 15c3-1 also requires that the ratio of aggregate indebtedness to net capital shall not exceed 15 to 1. TIR Securities, Inc. is also subject to the Commodity Futures Trading Commission ("CFTC") Regulation 1.17 which requires the maintenance of net capital of 4% of the funds required to be segregated in accordance with
Section 4d(2) of the Commodities Exchange Act or $30,000, whichever is greater. TIR Securities, Inc. is required to maintain net capital in accordance with Rule 15c3-1 or CFTC Regulation 1.17 whichever is greater. At April 30, 1999, the ratio of aggregate indebtedness to net capital was 0.92 to 1.

     (b) TIR Investor Select, Inc. is subject to the SEC's Uniform Net Capital Rule ("Rule 15c3-1") which requires the maintenance of minimum net capital, as defined, equal to the greater of $5,000 or 6.67% of aggregate indebtedness, as defined. Rule 15c3-1 also requires that the ratio of aggregate indebtedness to net capital shall not exceed 15 to 1. At April 30, 1999, the ratio of aggregate indebtedness to net capital was 1 to 1.

     (c) Marquette Securities, Inc. is subject to the SEC's Uniform Net Capital Rule ("Rule 15c3-1") which requires the maintenance of minimum net capital, as defined, equal to the greater of $250,000 or 6.67% of aggregate indebtedness, as defined. Rule 15c3-1 also requires that the ratio of aggregate indebtedness to net capital shall not exceed 15 to 1. At April 30, 1999, the ratio of aggregate indebtedness to net capital was 0.43 to 1.

     (d) TIR Securities (Australia) Limited is required to maintain minimum net capital equal to 5% of aggregate indebtedness.

     (e) Carswell--T.I.R. Limited's Tokyo office is required to maintain a capital adequacy ratio of 140% or above. The capital adequacy ratio is defined as the ratio of actual capital over total risk amounts.

   Carswell--T.I.R. Limited's United Kingdom office is required to maintain minimum capital calculated as the sum of the Primary Requirement and Secondary Requirement. The Primary Requirement is the higher of (i) the sum position risk requirement, counterparty risk requirement, foreign exchange risk requirement, large exposure requirement, base requirement; and (ii) initial capital requirement of Euro730,000 (US$774,310). The Secondary Requirement only applies if a firm has exposure to illiquid assets of greater than 25% of original own funds in aggregate or an individual illiquid asset of more than 10% of original own funds. The Secondary Requirement is not applicable to Carswell--T.I.R. Limited's United Kingdom office in this case.

     (f) TIR Securities Ireland Limited is required to maintain minimum capital calculated as the higher of (i) the sum of position risk requirement, underwriting risk requirement, settlement and counterparty risk requirement, large exposures requirement, foreign exchange risk requirement and non trading book requirement; and (ii) expenditure requirement. In addition, the sum of the Company's share capital, share premium, capital reserves and audited revenue may never fall below IEP105,000 (US$141,414).

     (g) TIR Securities Limited and TIR Securities (Hong Kong) Limited are required to maintain liquid capital of the greater of HK$3,000,000 (US$387,074) or 5% of the average quarterly liabilities.

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997

6 Net capital and reserve requirements--(continued)

   The table below summarizes the minimum capital requirements for each brokerage subsidiary:

                                           Minimum  Actual capital
                                          required  As at April 30,  Excess of
   Name of subsidiary                      capital       1999       Requirement
   ------------------                     --------  --------------- -----------
                                             US$          US$           US$
   TIR Securities, Inc...................    93,395    1,521,028     1,427,633
   TIR Investor Select, Inc..............     8,682      130,310       121,628
   Marquette Securities, Inc.............   250,000      378,729       128,729
   TIR Securities (Australia) Limited....   943,700    3,587,254     2,643,554
   Carswell--T.I.R. Limited
    -- United Kingdom office............. 2,726,907    5,524,684     2,797,777
    -- Tokyo office...................... 3,242,971    5,211,918     1,968,947
   TIR Securities Ireland Limited........   141,414    4,609,682     4,468,268
   TIR Securities Limited................   387,074      843,306       456,232
   TIR Securities (Hong Kong) Limited....   695,314    1,857,053     1,161,739

7 Retirement plans

     (a) TIR (US) Holdings, Inc. maintains a 401(k) profit-sharing plan (the "Plan") covering substantially all regular employees of TIR Securities, Inc. The contributions of TIR Securities, Inc. to the Plan are based upon a percentage of employees' contributions. Contributions were approximately US$29,487 for 1999, US$30,705 for 1998 and US$55,759 for 1997.

     (b) TIR Securities (Australia) Limited has a defined contribution plan covering substantially all of its regular employees. Its contributions under this plan are made fixed at 7% of basic salaries. Contributions were approximately US$29,067 for 1999,US$15,745 for 1998 and US$6,518 for 1997.

     (c) Carswell--T.I.R. Limited has defined contribution plans covering substantially all of its regular employees. Its contributions under these plans are made fixed at 3% and 5% of basic salaries for employees in the United Kingdom and Tokyo respectively. Total contributions were approximately US$77,413 for 1999, US$85,695 for 1998 and US$16,452 for 1997.

     (d) TIR Securities (Ireland) Limited has a defined contribution plan covering substantially all of its regular employees. Its contributions under this plan are made fixed at 3% of basic salaries with discretion for management to exceed. Contributions were approximately US$14,407 for 1999, US$13,919 for 1998 and US$10,031 for 1997.

     (e) TIR Securities Limited, TIR Securities (Hong Kong) Limited and TIR Services Asia Limited together have a defined contribution plan covering substantially all of their regular employees. The total contributions under this plan are made fixed at 3% of basic salaries. Contributions were approximately US$35,585 for 1999, US$50,199 for 1998 and US$30,324 for 1997.

8 Off balance sheet risk and concentration of credit risk

   TIR Securities, Inc., Carswell--T.I.R. Limited, TIR Securities Ireland Limited, TIR Securities (Australia) Limited, TIR Securities Limited and TIR Securities (Hong Kong) Limited are securities broker-dealers engaged in various trading and brokerage activities on behalf of institutional clients, including insurance companies, pension plans, mutual funds, limited partnerships and other financial institutions on an agency and riskless

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997

8 Off balance sheet risk and concentration of credit risk--(continued) principal basis only. Their exposure to off balance sheet credit risk occurs in the event a client, clearing agent or counterparty does not fulfill its obligations arising from a transaction. The Company has an agreement with its clearing agent that provides that it is obligated to assume any of the clearing agent's losses related to the non-performance of its clients. These companies each monitor client brokerage activity by reviewing information received from their clearing agents on a daily basis.

9 Financial instruments

   The Company has certain financial instruments including financial assets and liabilities and off-balance-sheet financial instruments arising in the normal course of business. In applying a consistent risk management strategy, the Company manages the exposure to market rate movements of its financial assets and liabilities through the use of derivative financial instruments which include foreign exchange forward contracts and foreign currency option contracts used to hedge anticipated cash flows in currencies other than the U.S. dollar. These instruments are executed with creditworthy financial institutions, and virtually all foreign currency contracts are denominated in U.S. dollars, euros, pounds sterling, Japanese yen and other currencies of major countries. Although the Company may be exposed to losses in the event of non-performance by counterparties or currency rate movements, it does not anticipate significant losses due to the nature of its counterparties or the hedging arrangements.

   Following are explanatory notes regarding the financial assets and liabilities and off-balance-sheet financial instruments:

 Cash and cash equivalents and time deposits

   In the normal course of business, substantially all cash and cash equivalents and time deposits are highly liquid and are carried at amounts which approximate fair value.

 Loans to directors

   Loans to directors are repayable on demand (Note 14) and therefore they are considered as highly liquid and are carried at amounts which approximate fair value.

 Short-term borrowings and long-term debt

   The fair values of short-term borrowings and long-term debt were estimated based on the discounted amounts of future cash flows using market rates for similar liabilities. The carrying amounts and fair values are summarised as follows:

                                                             Carrying    Fair
                                                              amount     value
                                                             --------- ---------
                                                                US$       US$
   Loans from directors..................................... 3,000,000 2,758,621
   Loan from a shareholder.................................. 3,000,000 2,448,851
                                                             --------- ---------
                                                             6,000,000 5,207,472
                                                             ========= =========

                            TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997

9 Financial instruments--(continued)

 Derivative financial instruments

   The Company utilizes foreign exchange forward contracts and foreign currency option contracts primarily to fix the cash flow value resulting from anticipated future transactions denominated in foreign currencies. The majority of foreign exchange forward contracts mature within twelve months. The contracted amounts of such contracts outstanding at April 30, 1999 and 1998 were US$9,600,349 and US$2,118,564, respectively. The fair values of these contracts of US$103,923 and US$151,845 at April 30, 1999 and 1998, respectively, were estimated based on market quotations.

   The Company has entered into purchased foreign currency option contracts in the notional principal amounts of US$5,411,751 and nil at April 30,1999 and 1998, respectively. The fair values of such foreign currency options of US$249,913 and nil at April 30, 1999 and 1998, respectively, were estimated based on the Black Scholes model. These options, together with the foreign exchange forward contracts, are used to hedge anticipated net cash flows in foreign currencies.

   The Company's derivative financial instruments are carried at fair value in the Statements of Financial Condition.

10 Joint venture

                                                       Note    1999       1998
                                                       ----  ---------  --------
                                                                US$       US$
   Investment cost....................................  (a)        600       600
   Loan to joint venture..............................  (b)    600,000   300,000
   Amount due from joint venture......................  (c)    923,391   589,987
                                                             ---------  --------
                                                             1,523,991   890,587
   Share of losses....................................        (627,565) (369,251)
                                                             ---------  --------
                                                               896,426   521,336
                                                             =========  ========

     (a) The joint venture represents a 50% interest in TIR Currency Management Limited ("TCML") which is incorporated in the Cayman Islands. The principal activity of the joint venture is investing in a wholly owned subsidiary which provides currency advisory and management services to customers.

     (b) The loan to joint venture is unsecured and bears interest at 8% per annum. Pursuant to the joint venture deed dated February 3, 1997, the loan will be capitalised by issuing 8% cumulative redeemable preference shares of US$1 each in the capital of TCML repayable in three years, upon receiving all necessary approvals from the Investment Management Regulatory Organisation Limited ("IMRO") and/or the Securities and Futures Authority Limited ("SFA") for carrying out its business within the United Kingdom.

     (c) The amount due from joint venture is unsecured, interest free and has no fixed terms of repayment.

     (d) The Company has committed to provide financial support to the joint venture. 50% of the joint venture's losses were fully shared by the Company at April 30, 1999 and 1998.

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997


11 Income taxes

   The Company accounts for income taxes using the liability method prescribed under Statement of Financial Accounting Standards ("SFAS") No.109, Accounting for Income Taxes. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end. The primary differences are deferred compensation charges and unrealized losses and gains on investments.

   Income from operations before provision for taxes on income consists of:

                                                     1999      1998      1997
                                                   --------- --------- ---------
                                                      US$       US$       US$
   Cayman Islands................................. 5,751,274 2,494,638 3,468,262
   Foreign........................................   436,685 2,734,416 1,625,541
                                                   --------- --------- ---------
                                                   6,187,959 5,229,054 5,093,803
                                                   ========= ========= =========

   The provision for taxes on income from operations consists of:

                                                   1999       1998       1997
                                                 ---------  ---------  ---------
                                                    US$        US$        US$
   Current tax expenses
   Cayman Islands..............................         --         --         --
   Foreign.....................................  1,534,896    967,566    485,522
                                                 ---------  ---------  ---------
   Total current provision.....................  1,534,896    967,566    485,522
                                                 ---------  ---------  ---------
   Over provision in prior year
    Foreign....................................   (101,201)      (134)        --
                                                 ---------  ---------  ---------
                                                 (101,201)       (134)        --
                                                 ---------  ---------  ---------
   Total provision.............................  1,433,695    967,432    485,522
                                                 =========  =========  =========

   Deferred tax assets consist of the following:

                                                  1999       1998       1997
                                                ---------  ---------  ---------
                                                   US$        US$        US$
   Deferred tax assets
   Loss carry-forwards.........................   488,459    105,585    309,663
   Less: valuation allowance...................  (488,459)  (105,585)  (309,663)
                                                ---------  ---------  ---------
   Net deferred taxes receivable...............        --         --         --
                                                =========  =========  =========

   The provision for taxes on income for the years ended April 30, 1999, 1998 and 1997 differed from the amount computed by applying the statutory income tax rate of 0% as follows:

                                                     1999      1998      1997
                                                   --------- --------- ---------
                                                      US$       US$       US$
   Computed tax provision.........................        --        --        --
   Differential on foreign tax rates.............. 1,253,686   838,456   451,359
   Others.........................................   180,009   128,976    34,163
                                                   --------- --------- ---------
   Total.......................................... 1,433,695   967,432   485,522
                                                   ========= ========= =========
   Effective tax rate.............................       23%       19%       10%
                                                   ========= ========= =========

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997


12 Short-term borrowings

   The Company maintains overseas banking facilities as follows:

     (a) There is an overdraft facility of US$4,000,000 entered into in Hong Kong by the Company, which bears a variable interest rate based upon current market rates in Hong Kong and New York. No amount was due under this facility at April 30, 1999 and US$47,284 was due at April 30, 1998. The Company also maintains a US$10,750,000 foreign exchange line for normal business trading operations under this credit facility. The amount due under this facility was US$404,606 at April 30, 1999 and no amount was due at April 30, 1998.

   In addition, the Company maintains a (Pounds)5,000,000 (US$8,054,000) foreign exchange line (calculated at risk) and a maximum daily settlement limit of (Pounds)15,000,000 (US$24,160,000) in the United Kingdom. Foreign exchange forward contracts were entered into under this facility and the contracted amounts of such contracts outstanding at April 30, 1999 and 1998 were US$9,600,349 and US$2,118,564 respectively.

     (b) A facility of SEK20,000,000 (approximately US$2,385,000) covering both securities borrowing and overdraft and a maximum outstanding trade limit of SEK50,000,000 (approximately US$5,961,700) are maintained by Carswell-- T.I.R. Limited in the United Kingdom. The securities borrowing facility bears a fixed annual interest rate of 3%. The amount due under the securities borrowing facility was US$520,666 at April 30, 1999 and no amount was due at April 30, 1998.

   In addition, there is an overdraft facility of YEN600,000,000 (approximately US$5,036,700) entered into by Carswell--T.I.R. Limited in Japan, which bears at variable rate of interest based upon current market rates in Japan. No amounts were due under these facilities at April 30, 1999 and April 30, 1998.

     (c) An overdraft facility of AUD$8,000,000 (approximately US$5,272,000) and an overdraft intra day settlement limit of AUD$20,000,000 (approximately US$13,180,500) are entered into by TIR Securities (Australia) Limited in Australia. The overdraft facility bears a variable rate of interest based upon current market rates in Australia. No amounts were due under this facility at April 30, 1999 and April 30, 1998.

     (d) There is an overdraft facility of US$1,000,000 entered into by TIR Securities Ireland Limited in Singapore, which bears a variable interest rate based upon current market rates in Singapore. In addition, TIR Securities Ireland Limited maintains a US$2,200,000 and US$1,800,000 foreign exchange line in Singapore and Bangkok respectively. No amounts were due under these facilities at April 30, 1999 and April 30, 1998.

     (e) There is an overdraft facility of US$20,000,000 entered into by TIR Securities Limited in Hong Kong, which bears a variable interest rate based upon current market rates in Hong Kong. No amount was due under this facility at April 30,1999 and US$798,832 was due at April 30, 1998.

     (f) There is a bank facility entered into by TIR Securities (Hong Kong) Limited in Hong Kong, which maintains a US$60,000 foreign exchange line and a maximum daily settlement limit of US$600,000 for outstanding contracts on any value date. No amounts were due under this facility at April 30,1999 and April 30, 1998.

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997


13 Mandatorily redeemable preference shares

                                                                       1999,
                                                                     1998 and
                                                                       1997
                                                                     ---------
                                                                        US$
   Authorized:
   5,000 8% cumulative redeemable "A" preference shares of US$1
    each............................................................     5,000
   6,000,000 8% cumulative redeemable "B" preference shares of US$1 each............................................................ 6,000,000
                                                                     ---------
                                                                     6,005,000
                                                                     =========
   Issued and fully paid:
   3,000,000 8% cumulative redeemable "B" preference shares of US$1 each............................................................ 3,000,000
                                                                     =========

   On April 30, 1996, 3,000,000 cumulative redeemable "B" preference shares were issued at par value which are redeemable at par value from time to time with not less that one month's prior notice or, if not previously redeemed, on April 30, 2001.

   Dividend payments are included within retained earnings.

14 Loans to/from directors

   Loans receivable from directors are unsecured, bear interest at 6% per annum and are wholly repayable on April 20, 2000 or at call on 45 days' notice. The Company has a legal right to set off against the loans payable to directors.

   Loans payable to directors are unsecured, bear interest at 6% per annum and are wholly repayable at call on one month notice on or after April 12, 2000.

15 Loan from a shareholder

   The loan is unsecured, wholly repayable on September 30, 2001 and bears interest at 8% per annum.

16 Stock purchase plan

   The Company has encouraged employee participation in the capital of the Company by inviting directors and employees to purchase shares and by granting shares as bonuses. In certain cases, the Company invites directors and employees to purchase shares by allowing them to select the settlement of their compensation for the services provided in the form of cash, stocks allotments or stock options (see category 3 in Note 17). Where shares are granted as bonuses, they are vested over a three-year period.

   In accordance with the Memorandum and Articles of Association of the Company, an employee shall, upon the termination of employment with the Company or its subsidiary companies, be deemed to have given a Transfer Notice (an offer to sell the common stocks) to the Company in respect of all common stocks held by the employee. The Company may accept and agree to repurchase within 14 days after receipt of the Transfer Notice. The price per sale share is the prevailing market value as determined by the Executive Board of the Company for the calendar quarter in which the date of such termination of employment falls. The Company has exercised its rights under these terms to repurchase shares from employees who have left the Company during the period from May 1, 1996 to April 30, 1999.

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997


17 Stock options

   The Company issues options under the following categories:

   Category 1

   Options were issued to certain directors, employees and non-employee shareholders in return for providing the past year's services beyond the normal scope of their duties, including the provision of personal guaranties in respect of bank borrowings by the Company. No such options were granted in the three years ended April 30, 1999.

   Category 2

   Options were issued to members of the Company's executive group on the achievement of certain objectives for past year's services. No such options were granted in the three years ended April 30, 1999.

   Category 3

   Options to repurchase shares of stock at $.01 per share were issued to employees of the Company in lieu of cash compensation. Compensation expense was recorded for the intrinsic value of the options granted.

   Category 4

   Options were issued to senior employees on joining the Company as an incentive to integrate with their colleagues, to assist in growing the business and to participate in the Company's success. In such cases, the measurement date for determining compensation expense is the vesting date. The vesting period of the options granted is different from case to case (6 months to 3 years) depending on the terms agreed in the employment contract. In certain cases, the content of the employment contract requires the achievement of performance criteria based on mutually agreed budgeted targets for the options to be vested. In all cases, the employees are required to be in the employment of the Company at the time of vesting.

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997

17 Stock Options--(continued)
  Stock option activities during the periods are as follows:

                         Category 1                          Category 2                     Category 3
                 (exercise price of US$1.75)        (exercise price of US$1.30)     (exercise price of US$0.01)
                 -------------------------------   -------------------------------- ---------------------------
                                  Non-employee                         Non-employee
                  Director        shareholders     Director  Employee  shareholders   Director        Employee
                 --------------  ---------------   --------  --------  ------------ -------------   -------------
At April 30,
 1996...........        102,850           45,710    199,000   12,000      12,000           26,160         178,920
Granted.........             --               --         --       --          --           10,080         117,908
Exercised.......             --          (20,000)        --       --          --               --              --
Repurchased.....             --               --         --       --          --               --         (29,543)
                 --------------    -------------   --------  -------     -------    -------------   -------------
At April 30,
 1997...........        102,850           25,710    199,000   12,000      12,000           36,240         267,285
Granted.........             --               --         --       --          --            7,720          51,475
Exercised.......             --               --         --       --     (12,000)              --              --
Repurchased.....             --               --         --       --          --               --         (36,720)
Expired.........             --               --         --  (12,000)         --               --              --
                 --------------    -------------   --------  -------     -------    -------------   -------------
At April
 30,1998........        102,850           25,710    199,000       --          --           43,960         282,040
Granted.........             --               --         --       --          --               --          73,692
Exercised.......       (102,850)         (25,710)  (199,000)      --          --          (43,960)             --
Repurchased.....             --               --         --       --          --               --         (33,900)
Expired.........             --               --         --       --          --               --              --
                 --------------    -------------   --------  -------     -------    -------------   -------------
At April 30,
 1999...........             --               --         --       --          --               --         321,832
                 ==============    =============   ========  =======     =======    =============   =============
                        Category 4
                 (various exercise prices
                  from US$3.5 to US$5.4)
                 -----------------------------
                                   Weighted
                                   average
                  Employee        price US$     Total
                 --------------- ------------- ---------
At April 30,
 1996...........            --             --   576,640
Granted.........        27,000           4.04   154,988
Exercised.......            --             --   (20,000)
Repurchased.....            --             --   (29,543)
                 --------------- ------------- ---------
At April 30,
 1997...........        27,000           4.04   682,085
Granted.........       125,000           5.17   184,195
Exercised.......            --             --   (12,000)
Repurchased.....            --             --   (36,720)
Expired.........            --             --   (12,000)
                 --------------- ------------- ---------
At April
 30,1998........       152,000           4.97   805,560
Granted.........        19,950           4.43    93,642
Exercised.......       (55,150)          4.09  (426,670)
Repurchased.....            --             --   (33,900)
Expired.........        (2,800)          4.50    (2,800)
                 --------------- ------------- ---------
At April 30,
 1999...........       114,000           5.31   435,832
                 =============== ============= =========

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997

17 Stock purchase plan--(continued)
Currently outstanding and exercisable options

                                       Options Outstanding          Options Exercisable
                                 ------------------------------- --------------------------
                                                     Weighted                   Weighted
   Range of            Number    Weighted average    average       Number       average
   exercise prices   outstanding contractual life exercise price exercisable exercise price
   ---------------   ----------- ---------------- -------------- ----------- --------------
   US$0.01             321,832      2.16 years       US$0.01       321,832      US$ 0.01
   US$3.50--US$5.40    114,000      0.62 years       US$5.31        61,000      US$ 5.25

   Pro forma information regarding net income is required by SFAS No.123 and has been determined as if the Company had accounted for its stock options under the fair value method of SFAS No.123.

   As the exercise prices of some options granted differ from the estimated fair value of the stock on the grant date, the weighted average exercise prices and the weighted average fair value of options granted during the period from May 1, 1996 to April 30, 1999 are summarised as follows:

                                                    Weighted
                                                    average        Weighted
                                                    exercise        average
                                                     prices       fair value
                                                 -------------- ---------------
                                                 1999 1998 1997 1999  1998 1997
                                                 ---- ---- ---- ----- ---- ----
                                                 US$  US$  US$   US$  US$  US$
   Category 3
   -- options with exercise price less than
     estimated fair value of the stock on grant
     date......................................  0.01 0.01 0.01  4.58 5.13 3.29
   Category 4
   -- options with exercise prices less than
     estimated fair value of the stock on grant
     date......................................  3.80 5.17   -- 0. 95 0.59   --
   -- options with exercise prices exceed
     estimated fair value of the stock on grant
     date......................................  4.70   -- 4.04    --   --   --

   The fair value for these options was estimated at the date of grant using the minimum value method with the following weighted-average assumptions for 1997, 1998 and 1999, respectively: risk-free interest rates of 3.75%, 4%-5.5% and 3.84%-5.3%; dividend yields of 0%; and a weighted-average expected lives of the options of 4 years.

   For purpose of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period. The pro forma information is as follows:

                                                     1999      1998      1997
                                                   --------- --------- ---------
                                                      US$       US$       US$
   Net income:
     As reported.................................. 4,754,264 4,261,622 4,608,281
     Pro forma results............................ 4,724,611 4,249,622 4,608,181

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997


18 Related party transactions

   The following is a summary of significant related party transactions which were carried out in the normal course of the Company's business with a related Company under common directorship.

                                                 1999        1998       1997
                                              ----------  ----------  ---------
                                                 US$         US$         US$
   Commission income (Note a)................  2,298,817   1,440,243  1,882,961
   Research expenses (Note a)................ (1,167,474) (1,168,306)  (959,466)
   Occupancy expense (Note b)................   (165,079)   (177,052)  (165,825)

   Note:

  (a) The Company derived commission income from and paid research expenses on securities transactions conducted with affiliates in the normal course of business.

  (b) A subsidiary leases office space from a related company under an operating lease agreement which is on a month-to-month basis. The lease terms include escalation clauses for real estate taxes and other operating costs.

19 Segment reporting

   The Financial Accounting Standards Board issued Statement of Financial Standards No 131, "Disclosures about Segments of an Enterprise and Related Information" to assist financial statement users in assessing the performance of an enterprise, prospects for future cash flows, and to make informed decisions about an enterprise.

   The Company has four reportable operating segments: United States, Europe, Japan, and South East Asia brokerages. The Company's brokerage segments provide global securities brokerage and other services primarily to institutional clients from its United States, and international (Europe, Japan and South East
Asia) brokerage operations. In attributing commission revenues to its brokerage segments, the Company primarily relies on the geographic location of the customer.

   The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company evaluates the performance of its segments based upon trading revenues and trading costs. The Company allocates its assets to its reportable segments based on the gross profit of each segment.

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997

19 Segment reporting--(continued)

   The table below presents information about segments used by the Executive Committee of the Company as of and for the years ended April 30, 1999, 1998, and 1997

                                 United                         South
                                 States    Europe     Japan   East Asia
                                Brokerage Brokerage Brokerage Brokerage  Total
                                --------- --------- --------- --------- -------
                                 US$'000   US$'000   US$'000   US$'000  US$'000
1999
Trading revenues from external
 customers....................    42,876    29,491    16,165    11,121   99,653
Trading costs.................    33,074    16,678     9,286     6,260   65,298
Gross profit..................     9,802    12,813     6,879     4,861   34,355
Segment assets................    35,559    46,482    24,955    17,634  124,630

1998
Trading revenues from external
 customers....................    26,489    25,971    17,494    17,359   87,313
Trading costs.................    19,131    14,999    10,969    10,130   55,229
Gross profit..................     7,358    10,972     6,525     7,229   32,084
Segment assets................    17,041    25,411    15,112    16,742   74,306

1997
Trading revenues from external
 customers....................    17,619    21,916    16,777    14,937   71,249
Trading costs.................    13,043    13,992    11,582     9,642   48,259
Gross profit..................     4,576     7,924     5,195     5,295   22,990
Segment assets................    17,462    30,237    19,824    20,205   87,728

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997

19  Segment reporting--(continued)

   Reconciliation of the Company's reportable segments to the consolidated totals is as follows:

                                                          1999    1998    1997
                                                         ------- ------- -------
                                                         US$'000 US$'000 US$'000
TRADING REVENUES
United States brokerage.................................  42,876 26,489  17,619
Europe brokerage........................................  29,491 25,971  21,916
Japan brokerage.........................................  16,165 17,494  16,777
South East Asia brokerage...............................  11,121 17,359  14,937
Other revenue...........................................   2,146    510   2,425
                                                         ------- ------  ------
                                                         101,799 87,823  73,674
                                                         ======= ======  ======
TRADING COSTS
United States brokerage.................................  33,074 19,131  13,043
Europe brokerage........................................  16,678 14,999  13,992
Japan brokerage.........................................   9,286 10,969  11,582
South East Asia brokerage...............................   6,260 10,130   9,642
                                                         ------- ------  ------
Total...................................................  65,298 55,229  48,259
Overheads...............................................  31,379 28,039  20,913
                                                         ------- ------  ------
Total expenses..........................................  96,677 83,268  69,172
                                                         ======= ======  ======
Operating income........................................   5,122  4,555   4,502
Interest and investment income..........................   1,066    674     592
                                                         ------- ------  ------
Income before income taxes..............................   6,188  5,229   5,094
                                                         ======= ======  ======
SEGMENT ASSETS
United States brokerage.................................  35,559 17,041  17,462
Europe brokerage........................................  46,482 25,411  30,237
Japan brokerage.........................................  24,955 15,112  19,824
South East Asia brokerage...............................  17,634 16,742  20,205
General corporate.......................................   3,263  2,252   1,865
                                                         ------- ------  ------
Total................................................... 127,893 76,558  89,593
                                                         ======= ======  ======

   Trading revenue of US$18,277,882 was earned from a single customer in the United States brokerage segment which accounted for greater than 10% of total revenue for the year ended April 30, 1999. No one single customer accounted for greater than 10% of revenues for the years ended April 30, 1998 and 1997.

                             TIR (HOLDINGS) LIMITED
            Notes to Consolidated Financial Statements--(Continued)
               For the Years Ended April 30, 1999, 1998 and 1997


20. Earnings per share

   The Financial Accounting Standard Board issued SFAS 128, "Earnings per Share" with respect to financial statements issued for periods ending after December 15, 1997. SFAS 128 simplifies the standards for computing and presenting earnings per share ("EPS") previously found in APB Opinion No. 15, "Earnings per Share." Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share is similar to basic, but adjusts for the effect of potential common shares.

   The following table presents the computations of basic and diluted earnings per share:

                                              1999        1998        1997
                                           ----------- ----------- -----------
Net income available to common
 stockholders............................. $ 4,514,264 $ 4,021,622 $ 4,368,281
                                           =========== =========== ===========
Weighted average shares outstanding.......  12,704,697  12,308,961  12,510,514
Effect of dilutive instruments
 Stock options and stock purchase plan....     385,301     576,767     476,722
                                           ----------- ----------- -----------
Total weighted average dilutive shares....  13,089,998  12,885,728  12,987,236
                                           =========== =========== ===========
Basic earnings per share.................. $      0.36 $      0.33 $      0.35
                                           =========== =========== ===========
Diluted earnings per share................ $      0.34 $      0.31 $      0.34
                                           =========== =========== ===========
   The following stock options and nonvested shares under the stock purchase plan were anti-dilutive and were not included in the calculation above:

                                              1999        1998        1997
                                           ----------- ----------- -----------
Stock options.............................     104,000     110,000      27,000
Nonvested shares under stock purchase
 plan.....................................      27,250       9,375      13,858
                                           =========== =========== ===========

21 Subsequent events

 (a) On May 28, 1999, a subsidiary made a US$1,250,000 investment in Strike Technologies, LLP ("STRIKE"), a company which owns an electronic communication network ("ECN"). Management anticipates making an additional US$1,250,000 investment in STRIKE in the near future. The combined investment would result in an approximate 6.87% interest in STRIKE. The ECN is a crossing network used to match clients' (focusing on international clients) trades.

 (b) On July 12, 1999, an agreement was signed by and between E*TRADE Group, Inc. ("E*TRADE") and TIR (Holdings) Limited ("TIR") in which E*TRADE will exchange shares of its common stocks, with par value of US$0.01 per share, for all issued and outstanding shares of TIR. The maximum number of shares of E*TRADE to be issued shall be equal to that number of its shares determined by dividing US$122,372,500 by the average of its closing bid price as quoted on the Nasdaq National Market for the three consecutive trading days immediately preceding the day prior to the Closing Date as defined in the agreement. The acquisition is subject to the satisfaction of certain conditions, is expected to close by August 31, 1999 and will be accounted for as a pooling of interests.

                        PRO FORMA FINANCIAL INFORMATION

   On July 12, 1999, E*TRADE Group, Inc. ("E*TRADE") entered into an agreement with TIR (Holdings) Limited, a Cayman Islands company ("TIR"), pursuant to which E*TRADE has agreed to acquire all of the outstanding ordinary shares of TIR in exchange for an aggregate of approximately $122,372,500 of E*TRADE common stock and TIR will become a wholly owned subsidiary of E*TRADE. The amount of such consideration was determined based on arm's-length negotiations between E*TRADE and TIR. The purpose of the acquisition is to build E*TRADE's infrastructure by providing the first global cross-border trading network for online investors and making trading in foreign securities accessible to retail, corporate and institutional investors alike. The acquisition is subject to the satisfaction of certain conditions and is intended to be accounted for as a pooling of interests.

   The following unaudited pro forma combined financial statements give effect to the merger between E*TRADE and TIR. The unaudited pro forma combined balance sheet of E*TRADE and TIR as of June 30, 1999 combines the unaudited balance sheets of E*TRADE and TIR as of June 30, 1999. The unaudited pro forma combined statements of operations of E*TRADE and TIR for the nine month periods ended June 30, 1999 and 1998, and the fiscal years ended September 30, 1998, 1997 and 1996, give effect to the proposed merger as if the merger had been completed at the beginning of the periods presented, as required under pooling of interests accounting. TIR had a fiscal year that ended on April 30 of each year. For purposes of the unaudited pro forma combined statements of operations, TIR's statements of operations for the nine month periods ended June 30, 1999 and 1998, and the twelve month periods ended September 30, 1998, 1997 and 1996, were derived from the unaudited monthly information of TIR for those periods. This presentation is consistent with the years expected to be combined after the date of the closing of the merger.

   For purposes of the unaudited pro forma share and per share data presentation, the TIR shares reflect the assumed conversion ratio of .39 E*TRADE shares for each share of TIR common stock outstanding. The assumed conversion ratio of .39 E*TRADE shares was determined by applying E*TRADE's closing share price on August 11, 1999 to the conversion factor as defined in the purchase agreement between E*TRADE and TIR. The actual conversion ratio will be determined at the time of closing, which is expected to occur by August 31, 1999.

   In January 1999 and April 1999, E*TRADE issued two-for-one stock splits by distributing one additional share of common stock for every share of common stock outstanding to shareowners. Accordingly, all E*TRADE and pro forma share and per share amounts have been restated to reflect the two-for-one stock splits, as appropriate.

   The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if these transactions had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position.

                      E*TRADE GROUP, INC. AND SUBSIDIARIES

                       Pro Forma Combined Balance Sheets
                      (in thousands, except share amounts)
                                  (Unaudited)

                                                        June 30, 1999
                                                -------------------------------
                                                E*TRADE As           Pro Forma
                                                 Reported     TIR     Combined
                                                ----------  -------- ----------
                    ASSETS

Current assets:
  Cash and equivalents......................... $   29,495  $ 30,780 $   60,275
  Cash and investments required to be
   segregated under Federal or other
   regulations.................................      5,005       --       5,005
  Investment securities........................    280,047     1,805    281,852
  Brokerage receivables--net...................  2,830,439    64,906  2,895,345
  Other assets.................................     28,154    15,868     44,022
                                                ----------  -------- ----------
    Total current assets.......................  3,173,140   113,359  3,286,499
Property and equipment--net....................     97,585     2,107     99,692
Investments....................................    556,142     1,732    557,874
Other assets...................................      5,803       400      6,203
                                                ----------  -------- ----------
    Total assets............................... $3,832,670  $117,598 $3,950,268
                                                ==========  ======== ==========

      LIABILITIES AND SHAREOWNERS' EQUITY

Liabilities:
  Brokerage payables........................... $2,587,729  $ 73,694 $2,661,423
  Accounts payable, accrued liabilities and
   other.......................................    255,735    10,981    266,716
                                                ----------  -------- ----------
    Total liabilities..........................  2,843,464    84,675  2,928,139
                                                ----------  -------- ----------
Mandatorily redeemable preferred securities....        --      3,000      3,000
                                                ----------  -------- ----------
Shareowners' equity:
  Common stock, $.01 par value; shares
   authorized, 600,000,000; shares issued and
   outstanding: June 1999, 238,772,420.........      2,338        50      2,388
  Additional paid-in capital...................    737,693     5,600    743,293
  Retained earnings (deficit)..................    (17,905)   23,750      5,845
  Accumulated other comprehensive income.......    267,080       523    267,603
                                                ----------  -------- ----------
    Total shareowner's equity..................    989,206    29,923  1,019,129
                                                ----------  -------- ----------
      Total liabilities and shareowners'
       equity.................................. $3,832,670  $117,598 $3,950,268
                                                ==========  ======== ==========

                      E*TRADE GROUP, INC. AND SUBSIDIARIES

                  Pro Forma Combined Statements of Operations
                    (in thousands, except per share amounts)
                                  (Unaudited)

                                Nine Months Ended               Nine Months Ended
                                  June 30, 1999                   June 30, 1998
                          -----------------------------   ------------------------------
                            E*TRADE           Pro Forma     E*TRADE            Pro Forma
                          As Reported   TIR   Combined    As Reported   TIR    Combined
                          ----------- ------- ---------   ----------- -------  ---------
Revenues:
  Transaction revenues..   $256,911   $80,410 $337,321     $118,881   $63,661  $182,542
  Interest--net of
   interest expense
   (A)..................     84,577       670   85,247       38,790       484    39,274
  International.........      3,941       --     3,941        4,665       --      4,665
  Other.................     21,402       313   21,715       14,285       833    15,118
                           --------   ------- --------     --------   -------  --------
   Net revenues.........    366,831    81,393  448,224      176,621    64,978   241,599
                           --------   ------- --------     --------   -------  --------
Cost of services........    170,235    57,625  227,860       78,615    46,147   124,762
                           --------   ------- --------     --------   -------  --------
Operating expenses:
  Selling and
   marketing............    183,406     6,633  190,039       34,224     5,553    39,777
  Technology
   development..........     50,481       --    50,481       21,079       --     21,079
  General and
   administrative.......     47,851    11,777   59,628       18,096     8,844    26,940
  Merger related
   expenses.............      3,652       --     3,652          --        --        --
                           --------   ------- --------     --------   -------  --------
   Total operating
    expenses............    285,390    18,410  303,800       73,399    14,397    87,796
                           --------   ------- --------     --------   -------  --------
   Total cost of
    services and
    operating expenses..    455,625    76,035  531,660      152,014    60,544   212,558
                           --------   ------- --------     --------   -------  --------
Operating income
 (loss).................    (88,794)    5,358  (83,436)      24,607     4,434    29,041
                           --------   ------- --------     --------   -------  --------
Non-operating income
 (expense):
  Gain on sale of
   investment...........     37,670       --    37,670          --        --        --
  Gain (loss) on foreign
   exchange.............        --         28       28          --       (853)     (853)
  Loss on equity
   investments..........     (2,185)      --    (2,185)         --        --        --
                           --------   ------- --------     --------   -------  --------
   Total non-operating
    income..............     35,485        28   35,513          --       (853)     (853)
                           --------   ------- --------     --------   -------  --------
Pre-tax income (loss)...    (53,309)    5,386  (47,923)      24,607     3,581    28,188
Income tax expense
 (benefit)..............    (21,194)      990  (20,204)      10,292       817    11,109
                           --------   ------- --------     --------   -------  --------
Net income (loss).......    (32,115)    4,396  (27,719)      14,315     2,764    17,079
Preferred stock
 dividends..............        --        180      180          --        180       180
                           --------   ------- --------     --------   -------  --------
  Income (loss)
   applicable to common
   stock................   $(32,115)  $ 4,216 $(27,899)    $ 14,315   $ 2,584  $ 16,899
                           ========   ======= ========     ========   =======  ========
Net income (loss) per
 share:
  Basic.................   $  (0.14)          $  (0.12)    $   0.09            $   0.10
                           ========           ========     ========            ========
  Diluted...............   $  (0.14)          $  (0.12)    $   0.08            $   0.10
                           ========           ========     ========            ========
Shares used in
 computation of net
 income (loss) per
 share*:
  Basic.................    230,595     4,973  235,568      161,441     4,781   166,222
  Diluted...............    230,595     5,108  235,568**    172,808     4,994   177,802

--------
(A) Interest is presented net of interest expense. Pro forma interest expense for the nine months ended June 30, 1999 and 1998 was $50,168 and $27,475, respectively.
 * TIR shares reflect the assumed conversion ratio of .39 E*TRADE shares for each share of TIR common stock outstanding.
** Because the Company reported a net loss for the nine months ended June 30, 1999 on a pro forma combined basis, the calculation of diluted earnings per share does not include TIR's, or E*TRADE's, common stock equivalents as they are anti-dilutive and would result in a reduction of the pro forma combined net loss per share.

                     E * TRADE GROUP, INC. AND SUBSIDIARIES

                  Pro Forma Combined Statements of Operations
                    (in thousands, except per share amounts)
                                  (Unaudited)

                                                    Twelve Months Ended
                                                    September 30, 1998
                                               ------------------------------
                                                 E*TRADE            Pro Forma
                                               As Reported   TIR    Combined
                                               ----------- -------  ---------
Revenues:
  Transaction revenues........................  $162,097   $88,798  $250,895
  Interest--net of interest expense (A).......    56,020       681    56,701
  International...............................     7,031       --      7,031
  Other.......................................    20,169       960    21,129
                                                --------   -------  --------
    Net revenues..............................   245,317    90,439   335,756
                                                --------   -------  --------
Cost of services..............................   111,888    65,293   177,181
                                                --------   -------  --------
Operating expenses:
  Selling and marketing.......................    71,447     7,594    79,041
  Technology development......................    33,699       --     33,699
  General and administrative..................    31,048    11,874    42,922
                                                --------   -------  --------
    Total operating expenses..................   136,194    19,468   155,662
                                                --------   -------  --------
    Total cost of services and operating
     expenses.................................   248,082    84,761   332,843
                                                --------   -------  --------
Operating income (loss) ......................    (2,765)    5,678     2,913
                                                --------   -------  --------
Non-operating income (expense):
  Loss on foreign exchange....................       --       (762)     (762)
                                                --------   -------  --------
    Total non-operating income................       --       (762)     (762)
                                                --------   -------  --------
Pre-tax income (loss) ........................    (2,765)    4,916     2,151
Income tax expense (benefit)..................      (953)    1,177       224
                                                --------   -------  --------
Net income (loss).............................    (1,812)    3,739     1,927
Preferred stock dividends ....................       --        240       240
                                                --------   -------  --------
  Income (loss) applicable to common stock ...  $(1,812)   $ 3,499  $  1,687
                                                ========   =======  ========
Net income (loss) per share:
  Basic.......................................  $  (0.01)           $   0.01
                                                ========            ========
  Diluted.....................................  $  (0.01)           $   0.01
                                                ========            ========
Shares used in computation of net income
 (loss) per share*:
  Basic.......................................   169,791     4,811   174,602
  Diluted.....................................   169,791     5,008   186,203**

--------
(A) Interest is presented net of interest expense. Pro forma interest expense for the twelve months ended September 30, 1998 was $40,029.
 * TIR shares reflect the assumed conversion ratio of .39 E*TRADE shares for each share of TIR common stock outstanding.
** Because E*TRADE As Reported was a net loss for the twelve months ended
   September 30, 1998, the calculation of diluted earnings per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share. If E*TRADE had reported net income in this period, there would have been 11,404,000 additional shares in the calculation of diluted earnings per share. These additional shares have been included in the calculation of diluted earnings per share on a pro forma combined basis as the Company reported net income on a pro forma combined basis.

                     E * TRADE GROUP, INC. AND SUBSIDIARIES

                  Pro Forma Combined Statements of Operations
                    (in thousands, except per share amounts)
                                  (Unaudited)

                                                     Twelve Months Ended
                                                     September 30, 1997
                                                ------------------------------
                                                  E*TRADE            Pro Forma
                                                As Reported   TIR    Combined
                                                ----------- -------  ---------
Revenues:
  Transaction revenues.........................  $109,659   $76,128  $185,787
  Interest--net of interest expense (A)........    25,265       474    25,739
  International................................     4,000       --      4,000
  Other........................................    17,471     1,131    18,602
                                                 --------   -------  --------
    Net revenues...............................   156,395    77,733   234,128
                                                 --------   -------  --------
Cost of services...............................    73,381    55,452   128,833
                                                 --------   -------  --------
Operating expenses:
  Selling and marketing........................    28,160     6,221    34,381
  Technology development.......................    13,547       --     13,547
  General and administrative...................    16,847    10,251    27,098
                                                 --------   -------  --------
    Total operating expenses...................    58,554    16,472    75,026
                                                 --------   -------  --------
    Total cost of services and operating
     expenses..................................   131,935    71,924   203,859
                                                 --------   -------  --------
Operating income...............................    24,460     5,809    30,269
                                                 --------   -------  --------
Non-operating income (expense):
  Loss on foreign exchange.....................       --       (946)     (946)
                                                 --------   -------  --------
    Total non-operating expense................       --       (946)     (946)
                                                 --------   -------  --------
Pre-tax income.................................    24,460     4,863    29,323
Income tax expense.............................     9,425       705    10,130
                                                 --------   -------  --------
Net income.....................................    15,035     4,158    19,193
Preferred stock dividends .....................       --        240       240
                                                 --------   -------  --------
  Income applicable to common stock ...........  $ 15,035   $ 3,918  $ 18,953
                                                 ========   =======  ========
Net income per share:
  Basic........................................  $   0.12            $   0.14
                                                 ========            ========
  Diluted......................................  $   0.10            $   0.13
                                                 ========            ========
Shares used in computation of net income per
 share*:
  Basic........................................   129,408     4,868   134,276
  Diluted......................................   143,496     5,070   148,566

--------
(A) Interest is presented net of interest expense. Pro forma interest expense for the twelve months ended September 30, 1997 was $15,126.
 * TIR shares reflect the assumed conversion ratio of .39 E*TRADE shares for each share of TIR common stock outstanding.

                     E * TRADE GROUP, INC. AND SUBSIDIARIES

                  Pro Forma Combined Statements of Operations
                    (in thousands, except per share amounts)
                                  (Unaudited)

                                                     Twelve Months Ended
                                                     September 30, 1996
                                                ------------------------------
                                                  E*TRADE            Pro Forma
                                                As Reported   TIR    Combined
                                                ----------- -------  ---------
Revenues:
  Transaction revenues.........................   $44,178   $78,865  $123,043
  Interest--net of interest expense (A)........     4,813       208     5,021
  Other........................................    13,529       210    13,739
                                                  -------   -------  --------
    Net revenues...............................    62,520    79,283   141,803
                                                  -------   -------  --------
Cost of services...............................    38,027    60,684    98,711
                                                  -------   -------  --------
Operating expenses:
  Selling and marketing........................    10,944     6,028    16,972
  Technology development.......................     4,699       --      4,699
  General and administrative...................     8,238     8,970    17,208
                                                  -------   -------  --------
    Total operating expenses...................    23,881    14,998    38,879
                                                  -------   -------  --------
    Total cost of services and operating
     expenses..................................    61,908    75,682   137,590
                                                  -------   -------  --------
Operating income...............................       612     3,601     4,213
                                                  -------   -------  --------
Non-operating income (expense):
  Loss on foreign exchange.....................       --       (542)     (542)
                                                  -------   -------  --------
    Total non-operating expense................       --       (542)     (542)
                                                  -------   -------  --------
Pre-tax income.................................       612     3,059     3,671
Income tax expense (benefit)...................      (555)       60      (495)
                                                  -------   -------  --------
Net income.....................................     1,167     2,999     4,166
Preferred stock dividends .....................       --        240       240
                                                  -------   -------  --------
  Income applicable to common stock ...........   $ 1,167   $ 2,759  $  3,926
                                                  =======   =======  ========
Net income per share:
  Basic........................................   $  0.01            $   0.05
                                                  =======            ========
  Diluted......................................   $  0.01            $   0.03
                                                  =======            ========
Shares used in computation of net income per
 share*:
  Basic........................................    78,564     2,326    80,890
  Diluted......................................   119,728     2,496   122,224

--------
(A) Interest is presented net of interest expense. Pro forma interest expense for the twelve months ended September 30, 1996 was $2,451.
 * TIR shares reflect the assumed conversion ratio of .39 E*TRADE shares for each share of TIR common stock outstanding.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          E*TRADE Group, Inc.
                                          (Registrant)

                                          Date: August 18, 1999

                                                  /s/ Leonard C. Purkis
                                          By:__________________________________
                                                     Leonard C. Purkis
                                                 Executive Vice President,
                                                Finance and Administration,
                                                  Chief Financial Officer
                                                 (principal financial and
                                                    accounting officer)

                                 EXHIBITS INDEX

 Exhibit Description
 ------- -----------
  23.1   Consent of PricewaterhouseCoopers, Independent Auditors
  99.1   Press Release, dated July 13, 1999, issued by E*TRADE Group, Inc.
         announcing the agreement to acquire TIR (Holdings) Limited.*

--------
* Filed as part of the Registrant's Current Report on Form 8-K dated July 13, 1999, filed July 28, 1999, and incorporated herein by reference.